UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 16, 2003

VIVUS, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER: 0–23490

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	94–3136179 (I.R.S. EMPLOYER IDENTIFICATION NO.)

1172 CASTRO STREET MOUNTAIN VIEW, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES	94040 (ZIP CODE)

(650) 934–5200
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST REPORT)

Item 7.    Financial Statements and Exhibits.

     (c) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 16, 2003 regarding financial results for the first quarter ended March 31, 2003 and certain other information.

Item 9.    Regulation FD Disclosure.

     The information in this item is being furnished to, but not filed with, the Securities and Exchange Commission solely under Item 12 of Form 8-K, “Results of Operations and Financial Condition,” pursuant to interim procedures promulgated by the Commission in Release No. 33-8216 issued March 27, 2003.

     On April 16, 2003, VIVUS, Inc. announced its financial results for the fiscal quarter ended March 31, 2003 and certain other information. A copy of the April 16, 2003 press release announcing these financial results and certain other information is included as Exhibit 99.1 hereto. This exhibit is not filed, but is furnished pursuant to Item 12. (a) of Form 8-K.

     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein are based on VIVUS’ current expectations and they involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, VIVUS notes that a variety of factors could cause actual results and experiences to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of VIVUS’ business include but are not limited to: (1) substantial competition; (2) uncertainties of patent protection and litigation; (3) reliance on sole source suppliers; (4) limited sales and marketing efforts and dependence upon third parties; (5) failure to continue to develop innovative products; (6) risks related to noncompliance with FDA regulations; and (7) other factors that are described from time to time in VIVUS’ periodic filings with the Securities and Exchange Commission, including those set forth in VIVUS’ annual report on Form 10-K for fiscal year ended December 31, 2002. VIVUS does not undertake an obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 16, 2003

VIVUS, INC.

/s/ RICHARD WALLISER Richard Walliser Vice President and Chief Financial Officer
/s/ LELAND F. WILSON Leland F. Wilson President and Chief Executive Officer

VIVUS, INC.
INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated April 16, 2003 regarding financial results for the first quarter ended March 31, 2003 and certain other information.